Exhibit 99.1
OpenText Reports Second Quarter Fiscal Year 2020 Financial Results

Completes Carbonite Acquisition
Strong Results Include Record Cloud and Annual Recurring Revenues (ARR)

Second Quarter Highlights

Total Revenues (in millions)		Annual Recurring Revenues (in millions)		Cloud Revenues (in millions)
Reported	Constant Currency	Reported	Constant Currency	Reported	Constant Currency
$771.6	$781.8	$563.8	$570.8	$248.3	$250.2
+4.9%	+6.3%	+6.5%	+7.8%	+13.3%	+14.1%
Annual Recurring Revenues represents 73% of Total Revenues

•	GAAP net income of $107.5 million, up 2.9% Y/Y

•	Adjusted EBITDA of $317.0 million, up 2.8%, margin of 41.1%, down 80 basis points Y/Y

•	GAAP diluted EPS of $0.40, up 2.6% Y/Y

•	Non-GAAP diluted EPS of $0.84, up 5.0%, and $0.86 in constant currency, up 7.5% Y/Y

•	Operating Cash Flows were $860.5 million during the trailing twelve months

•	Declares cash dividend of $0.1746 per common share

Waterloo, ON, January 30, 2020 - Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX), “The Information Company,” today announced its financial results for the second quarter ended December 31, 2019.
"With the addition of Carbonite, we have a strategic market-opportunity to bring Information Management (IM) to all sizes of customers, from the largest of enterprises, governments, mid-size companies, small companies, and consumers. We are excited and energized to write the next chapter for OpenText as our vision expands and advances to Information Management, helping customers to migrate into the cloud and reinvent their businesses processes", said Mark J. Barrenechea, OpenText CEO & CTO. "We are a partner-oriented company with the talent and culture to make an SMB channel wildly successful. With Carbonite this partner opportunity gets significantly stronger and deeper as we leverage OpenText’s proven expertise and successful track record of building powerful global partner programs."
"Our Q2 results reflect an increasing demand for OpenText products as we delivered strong top-line growth. In constant currency, total revenues grew to $781.8 million, up 6.3% year-over-year, Annual Recurring Revenues (ARR) grew to a record $570.8 million, up 7.8% year-over-year, representing 73% of total revenues, driven by Cloud Services and Subscriptions revenues of $250.2 million, which increased significantly by 14.1% year-over-year," said Barrenechea.
"OpenText demonstrated solid operational performance during the second quarter, delivering to our Total Growth Strategy. We put our capital to work, while maintaining a strong balance sheet with a net leverage ratio of 2.3x, and generated solid operating cash flows of $207.2 million, supported by equally strong A-EBITDA results", said OpenText EVP, CFO, Madhu Ranganathan. "The Carbonite transaction closed efficiently, financed by our internal cash and existing revolver. The integration has kicked off with strength and we remain on target to complete the Carbonite integration by the end of Fiscal 2021."
Integration of Carbonite and Restructuring Plan
As OpenText integrates the acquisition, we anticipate a one-time deferred revenue adjustment that will result in a reduction in Carbonite revenue. In addition to this deferred revenue adjustment impact, we expect Carbonite revenue contribution to be down for the next few quarters due to typical integration activities, and then normalize to historical levels thereafter.

OpenText is also announcing a restructuring plan that will impact our global workforce and consolidate certain real estate facilities to further streamline our operations, inclusive of Carbonite. The anticipated cost is expected to be approximately $26 million to $34 million. These restructuring activities are anticipated to be completed by the end of Fiscal 2021, and once completed, OpenText anticipates annualized cost savings of approximately $37 million to $41 million. We expect any savings realized during the remainder of Fiscal 2020 to be largely offset by one-time Carbonite integration costs.
Financial Highlights for Q2 Fiscal 2020 with Year Over Year Comparisons

Summary of Quarterly Results
(in millions except per share data)	Q2 FY20	Q2 FY19	$ Change	% Change (Y/Y)	Q2 FY20 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$248.3	$219.2	$29.1	13.3%	$250.2	14.1%
Customer support	315.5	310.4	5.2	1.7%	320.6	3.3%
Total annual recurring revenues**	$563.8	$529.6	$34.3	6.5%	$570.8	7.8%
License	138.1	132.8	5.3	4.0%	140.2	5.6%
Professional service and other	69.6	72.9	(3.3)	(4.5)%	70.8	(2.9)%
Total revenues	$771.6	$735.2	$36.3	4.9%	$781.8	6.3%
GAAP-based operating income	$184.7	$173.9	$10.8	6.2%	N/A	N/A
Non-GAAP-based operating income (1)	$296.4	$284.5	$11.9	4.2%	$303.0	6.5%
GAAP-based EPS, diluted	$0.40	$0.39	$0.01	2.6%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$0.84	$0.80	$0.04	5.0%	$0.86	7.5%
GAAP-based net income attributable to OpenText	$107.5	$104.4	$3.0	2.9%	N/A	N/A
Adjusted EBITDA (1)	$317.0	$308.3	$8.7	2.8%	$323.4	4.9%
Operating cash flows	$207.2	$189.1	$18.1	9.6%	N/A	N/A

Summary of YTD Results
(in millions except per share data)	FY20 YTD	FY19 YTD	$ Change	% Change (Y/Y)	FY20 YTD in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$485.6	$427.3	$58.3	13.6%	$489.5	14.5%
Customer support	627.8	621.9	5.9	0.9%	637.9	2.6%
Total annual recurring revenues**	$1,113.4	$1,049.2	$64.2	6.1%	$1,127.4	7.4%
License	216.0	209.6	6.4	3.0%	219.4	4.6%
Professional service and other	139.0	143.5	(4.5)	(3.1)%	141.6	(1.4)%
Total revenues	$1,468.4	$1,402.4	$66.1	4.7%	$1,488.3	6.1%
GAAP-based operating income	$317.3	$273.2	$44.1	16.1%	N/A	N/A
Non-GAAP-based operating income (1)	$530.3	$506.9	$23.4	4.6%	$541.4	6.8%
GAAP-based EPS, diluted	$0.67	$0.52	$0.15	28.8%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$1.48	$1.40	$0.08	5.7%	$1.51	7.9%
GAAP-based net income attributable to OpenText	$181.9	$140.8	$41.1	29.2%	N/A	N/A
Adjusted EBITDA (1)	$571.2	$554.5	$16.7	3.0%	$582.1	4.9%
Operating cash flows	$344.7	$360.5	($15.8)	(4.4)%	N/A	N/A
(1) Please see note 2 "Use of Non-GAAP Financial Measures" below
(2) Please also see note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Note: Individual line items in tables may be adjusted by non-material amounts to enable totals to align to published financial statements.

*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.
**Annual recurring revenue is defined as the sum of Cloud services and subscriptions revenue and Customer support revenue.

Dividend Program
As part of our quarterly, non-cumulative cash dividend program, the Board declared on January 29, 2020 a cash dividend of $0.1746 per common share. The record date for this dividend is February 28, 2020 and the payment date is March 20, 2020. Future declarations of dividends and the establishment of future record and payment dates are subject to the final determination and discretion of the Board of Directors.

Quarterly Business Highlights

•
Key customer wins in the quarter included PFU Limited, the Ministry of Justice Rhineland-Palatinate, thyssenkrupp AG, the Netherlands Ministry of Economic Affairs and Climate Policy, Lewis Rice, Kodak Alaris, Shinkai Transport Systems, Ltd. and Morneau Shepell

•	OpenText buys Carbonite, Inc., provider of cloud-based subscription data protection, backup, disaster recovery and endpoint security to small and medium-sized businesses and consumers

•	OpenText named a leader in Digital Asset Management for Customer Experience

•	OpenText named a leader in 2019 Gartner Magic Quadrant for Content Services Platforms

•	OpenText expands cloud infrastructure in Japan to support enterprise solutions

•	OpenText delivers a flexible path to the Cloud, enhanced security and compliance visibility into Supply Chain Risk

•	Cybersecurity, Legal, Digital Forensics experts gather at OpenText Enfuse 2019 to discuss security in a zero-trust world

•	OpenText wins excellence in Prevention and Investigation of Cybercrime (EPIC) Innovation Award

Summary of Quarterly Results
	Q2 FY20	Q1 FY20	Q2 FY19	% Change (Q2 FY20 vs Q1 FY20)		% Change (Q2 FY20 vs Q2 FY19)
Revenue (million)	$771.6	$696.9	$735.2	10.7%		4.9%
GAAP-based gross margin	69.9%	67.2%	69.0%	270	bps	90	bps
GAAP-based EPS, diluted	$0.40	$0.27	$0.39	48.1%		2.6%
Non-GAAP-based gross margin (1)	75.5%	73.1%	75.7%	240	bps	(20)	bps
Non-GAAP-based EPS, diluted (1)(2)	$0.84	$0.64	$0.80	31.3%		5.0%
(1) Please see note 2 "Use of Non-GAAP Financial Measures" below
(2) Please also see note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Conference Call Information

The public is invited to listen to the earnings conference call today at 5:00 p.m. ET (2:00 p.m. PT) by dialing 1-800-319-4610 (toll-free) or +1-604-638-5340 (international). Please dial-in 10 minutes ahead of time to ensure proper connection. Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at http://investors.opentext.com/investor-events-and-presentations.

A replay of the call will be available beginning January 30, 2020 at 7:00 p.m. ET through 11:59 p.m. on February 13, 2020 and can be accessed by dialing 1-855-669-9658 (toll-free) or +1-604-674-8052 (international) and using passcode 3949 followed by the number sign.

Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release, to non-U.S. GAAP-based financial measures. Additionally, “off-cloud” is a term we use to describe license transactions.

About OpenText
OpenText, The Information Company™, enables organizations to gain insight through market leading information management solutions, on-premises or in the cloud. For more information about OpenText (NASDAQ: OTEX, TSX: OTEX) visit opentext.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release, including statements about the focus of Open Text Corporation (“OpenText” or “the Company”) in our fiscal year ending June 30, 2020 (Fiscal 2020) on growth, anticipated benefits of our partnerships and next generation product lines, the strength of our operating framework and balance sheet flexibility, continued investments in product innovation, go-to-market and strategic acquisitions, M&A continuing to be our leading growth contributor, our capital allocation strategy, creating value through investments in broader Information Management (IM) capabilities, the Company's presence in the cloud and in growth markets, expected growth in our revenue lines, total growth from acquisitions, innovation and organic initiatives, the focus on recurring revenues, improving operational efficiency, expanding cash flow and strengthening the business, adjusted operating income and cash flow, its financial condition, the adjusted operating margin target range, results of operations and earnings, announced acquisitions, ongoing tax matters, the integration of the acquired businesses, declaration of quarterly dividends, future tax rates, new platform and product offerings, scaling OpenText to new levels in Fiscal 2020 and beyond, and other matters, may contain words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", "may", "could", "would", "might", "will" and variations of these words or similar expressions are considered forward-looking statements or information under applicable securities laws. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Such forward-looking statements involve known and unknown risks, uncertainties and other factors and assumptions that may cause the actual results, performance or achievements to differ materially. Such factors include, but are not limited to: (i) the future performance, financial and otherwise, of OpenText; (ii) the ability of OpenText to bring new products and services to market and to increase sales; (iii) the strength of the Company's product development pipeline; (iv) the Company's growth and profitability prospects; (v) the estimated size and growth prospects of the IM market including expected growth in the Artificial Intelligence market; (vi) the Company's competitive position in the IM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company's products and services to be realized by customers; (viii) the demand for the Company's products and services and the extent of deployment of the Company's products and services in the IM marketplace; (ix) downward pressure on our share price and dilutive effect of future sales or issuances of equity securities (including in connection with future acquisitions); (x) the Company's financial condition and capital requirements; and (xi) statements about the impact of product releases. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the potential for the incurrence of or assumption of debt in connection with acquisitions and the impact on the ratings or outlooks of rating agencies on the Company's outstanding debt securities; (iii) the possibility that the Company may be unable to meet its future reporting requirements under the U.S. Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, or applicable Canadian securities regulation; (iv) the risks associated with bringing new products and services to market; (v) failure to comply with privacy laws and regulations that are extensive, open to various interpretations and complex to implement including General Data Protection Regulation (GDPR) and Country by Country Reporting (CBCR); (vi) fluctuations in currency exchange rates; (vii) delays in the purchasing decisions of the Company's customers; (viii) the competition the Company faces in its industry and/or marketplace; (ix) the final determination of litigation, tax audits (including tax examinations in the United States and elsewhere) and other legal proceedings; (x) potential exposure to greater than anticipated tax liabilities or expenses, including with respect to changes in Canadian, U.S. or international tax regimes including tax reform legislation enacted through the Tax Cuts and Jobs Act in the United States; (xi) the possibility of technical, logistical or planning issues in connection with the deployment of the Company's products or services; (xii) the continuous commitment of the Company's customers; and (xiii) demand for the Company's products and services. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Harry E. Blount
Senior Vice President, Global Head of Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com

Copyright ©2020 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: http://www.opentext.com/who-we-are/copyright-information.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	December 31, 2019	June 30, 2019
ASSETS	(unaudited)
Cash and cash equivalents	$675,403	$941,009
Accounts receivable trade, net of allowance for doubtful accounts of $17,937 as of December 31, 2019 and $17,011 as of June 30, 2019	526,020	463,785
Contract assets	22,794	20,956
Income taxes recoverable	24,615	38,340
Prepaid expenses and other current assets	104,962	97,238
Total current assets	1,353,794	1,561,328
Property and equipment	273,448	249,453
Operating lease right of use assets	253,387	—
Long-term contract assets	17,975	15,386
Goodwill	4,656,492	3,769,908
Acquired intangible assets	1,808,072	1,146,504
Deferred tax assets	930,856	1,004,450
Other assets	158,058	148,977
Long-term income taxes recoverable	46,151	37,969
Total assets	$9,498,233	$7,933,975
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$417,611	$329,903
Current portion of long-term debt	913,631	10,000
Operating lease liability	66,579	—
Deferred revenues	718,861	641,656
Income taxes payable	51,298	33,158
Total current liabilities	2,167,980	1,014,717
Long-term liabilities:
Accrued liabilities	14,977	49,441
Pension liability	73,678	75,239
Long-term debt	2,600,386	2,604,878
Long-term operating lease liability	218,681	—
Deferred revenues	77,335	46,974
Long-term income taxes payable	180,507	202,184
Deferred tax liabilities	165,457	55,872
Total long-term liabilities	3,331,021	3,034,588
Shareholders' equity:
Share capital and additional paid-in capital
270,608,627 and 269,834,442 Common Shares issued and outstanding at December 31, 2019 and June 30, 2019, respectively; authorized Common Shares: unlimited	1,803,663	1,774,214
Accumulated other comprehensive income	24,690	24,124
Retained earnings	2,201,653	2,113,883
Treasury stock, at cost (847,369 shares at December 31, 2019 and 802,871 shares at June 30, 2019, respectively)	(32,066)	(28,766)
Total OpenText shareholders' equity	3,997,940	3,883,455
Non-controlling interests	1,292	1,215
Total shareholders' equity	3,999,232	3,884,670
Total liabilities and shareholders' equity	$9,498,233	$7,933,975

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
Revenues:
License	$138,095	$132,756	$215,993	$209,643
Cloud services and subscriptions	248,340	219,233	485,605	427,316
Customer support	315,508	310,354	627,806	621,905
Professional service and other	69,614	72,888	139,041	143,524
Total revenues	771,557	735,231	1,468,445	1,402,388
Cost of revenues:
License	3,050	3,655	5,373	7,527
Cloud services and subscriptions	103,644	88,698	205,806	176,401
Customer support	29,788	31,273	59,175	61,738
Professional service and other	53,604	56,030	107,942	112,826
Amortization of acquired technology-based intangible assets	42,299	48,366	82,597	95,843
Total cost of revenues	232,385	228,022	460,893	454,335
Gross profit	539,172	507,209	1,007,552	948,053
Operating expenses:
Research and development	80,283	75,753	161,461	153,223
Sales and marketing	137,310	126,193	265,928	246,375
General and administrative	54,595	52,198	106,130	103,122
Depreciation	20,712	23,834	40,989	47,688
Amortization of acquired customer-based intangible assets	51,460	45,919	100,618	91,795
Special charges	10,072	9,380	15,173	32,691
Total operating expenses	354,432	333,277	690,299	674,894
Income from operations	184,740	173,932	317,253	273,159
Other income (expense), net	1,972	378	(813)	1,900
Interest and other related expense, net	(32,376)	(33,613)	(64,586)	(68,144)
Income before income taxes	154,336	140,697	251,854	206,915
Provision for (recovery of) income taxes	46,818	36,236	69,909	66,086
Net income for the period	$107,518	$104,461	$181,945	$140,829
Net (income) loss attributable to non-controlling interests	(51)	(29)	(77)	(73)
Net income attributable to OpenText	$107,467	$104,432	$181,868	$140,756
Earnings per share—basic attributable to OpenText	$0.40	$0.39	$0.67	$0.52
Earnings per share—diluted attributable to OpenText	$0.40	$0.39	$0.67	$0.52
Weighted average number of Common Shares outstanding—basic	270,450	268,524	270,232	268,276
Weighted average number of Common Shares outstanding—diluted	271,590	269,400	271,328	269,396

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
Net income for the period	$107,518	$104,461	$181,945	$140,829
Other comprehensive income (loss)—net of tax:
Net foreign currency translation adjustments	4,875	(3,418)	(736)	(6,938)
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss) - net of tax expense (recovery) effect of $301 and ($677) for the three months ended December 31, 2019 and 2018, respectively; $95 and ($496) for the six months ended December 31, 2019 and 2018, respectively	833	(1,877)	261	(1,375)
(Gain) loss reclassified into net income - net of tax (expense) recovery effect of ($26) and $169 for the three months ended December 31, 2019 and 2018, respectively; ($23) and $301 for the six months ended December 31, 2019 and 2018, respectively	(72)	467	(64)	833
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss) - net of tax expense (recovery) effect of $1,308 and ($519) for the three months ended December 31, 2019 and 2018, respectively; $59 and ($213) for the six months ended December 31, 2019 and 2018, respectively	3,698	(1,521)	614	(324)
Amortization of actuarial (gain) loss into net income - net of tax (expense) recovery effect of $97 and $72 for the three months ended December 31, 2019 and 2018, respectively; $243 and $145 for the six months ended December 31, 2019 and 2018, respectively	260	64	491	130
Total other comprehensive income (loss) net, for the period	9,594	(6,285)	566	(7,674)
Total comprehensive income	117,112	98,176	182,511	133,155
Comprehensive (income) loss attributable to non-controlling interests	(51)	(29)	(77)	(73)
Total comprehensive income attributable to OpenText	$117,061	$98,147	$182,434	$133,082

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)
(unaudited)

	Three Months Ended December 31, 2019
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of September 30, 2019	270,190	$1,791,689	(1,103)	$(41,190)	$2,141,278	$15,096	$1,241	$3,908,114
Issuance of Common Shares
Under employee stock option plans	231	6,783	—	—	—	—	—	6,783
Under employee stock purchase plans	188	6,532	—	—	—	—	—	6,532
Share-based compensation	—	7,783	—	—	—	—	—	7,783
Issuance of treasury stock	—	(9,124)	256	9,124	—	—	—	—
Dividends declared ($0.1746 per Common Share)	—	—	—	—	(47,092)	—	—	(47,092)
Other comprehensive income (loss) - net	—	—	—	—	—	9,594	—	9,594
Net income for the quarter	—	—	—	—	107,467	—	51	107,518
Balance as of December 31, 2019	270,609	$1,803,663	(847)	$(32,066)	$2,201,653	$24,690	$1,292	$3,999,232

	Three Months Ended December 31, 2018
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of September 30, 2018	268,332	$1,730,933	(992)	$(30,381)	$1,993,099	$32,256	$1,123	$3,727,030
Issuance of Common Shares
Under employee stock option plans	62	1,740	—	—	—	—	—	1,740
Under employee stock purchase plans	175	5,696	—	—	—	—	—	5,696
Share-based compensation	—	6,885	—	—	—	—	—	6,885
Purchase of treasury stock	—	—	(370)	(12,815)	—	—	—	(12,815)
Issuance of treasury stock	—	(13,955)	545	13,955	—	—	—	—
Dividends ($0.1518 per Common Share)	—	—	—	—	(40,700)	—	—	(40,700)
Other comprehensive income (loss) - net	—	—	—	—	—	(6,285)	—	(6,285)
Net income for the quarter	—	—	—	—	104,432	—	29	104,461
Balance as of December 31, 2018	268,569	$1,731,299	(817)	$(29,241)	$2,056,831	$25,971	$1,152	$3,786,012

	Six Months Ended December 31, 2019
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2019	269,834	$1,774,214	(803)	$(28,766)	$2,113,883	$24,124	$1,215	$3,884,670
Issuance of Common Shares
Under employee stock option plans	415	11,359	—	—	—	—	—	11,359
Under employee stock purchase plans	360	12,540	—	—	—	—	—	12,540
Share-based compensation	—	14,674	—	—	—	—	—	14,674
Purchase of treasury stock	—	—	(300)	(12,424)	—	—	—	(12,424)
Issuance of treasury stock	—	(9,124)	256	9,124	—	—	—	—
Dividends declared ($0.3492 per Common Share)	—	—	—	—	(94,098)	—	—	(94,098)
Other comprehensive income (loss) - net	—	—	—	—	—	566	—	566
Net income for the quarter	—	—	—	—	181,868	—	77	181,945
Balance as of December 31, 2019	270,609	$1,803,663	(847)	$(32,066)	$2,201,653	$24,690	$1,292	$3,999,232

	Six Months Ended December 31, 2018
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2018	267,651	$1,707,073	(691)	$(18,732)	$1,994,235	$33,645	$1,037	$3,717,258
Adoption of ASU 2016-16 - cumulative effect	—	—	—	—	(26,780)	—	—	(26,780)
Adoption of Topic 606 - cumulative effect	—	—	—	—	29,786	—	—	29,786
Issuance of Common Shares
Under employee stock option plans	556	14,171	—	—	—	—	—	14,171
Under employee stock purchase plans	362	11,265	—	—	—	—	—	11,265
Share-based compensation	—	13,440	—	—	—	—	—	13,440
Purchase of treasury stock	—	—	(674)	(24,534)	—	—	—	(24,534)
Issuance of treasury stock	—	(14,025)	548	14,025	—	—	—	—
Dividends declared ($0.3036 per Common Share)	—	—	—	—	(81,166)	—	—	(81,166)
Other comprehensive income - net	—	—	—	—	—	(7,674)	—	(7,674)
Non-controlling interest	—	(625)	—	—	—	—	42	(583)
Net income for the year	—	—	—	—	140,756	—	73	140,829
Balance as of December 31, 2018	268,569	$1,731,299	(817)	$(29,241)	$2,056,831	$25,971	$1,152	$3,786,012

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income for the period	$107,518	$104,461	$181,945	$140,829
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	114,471	118,119	224,204	235,326
Share-based compensation expense	7,783	6,885	14,674	13,440
Pension expense	1,459	1,109	2,895	2,254
Amortization of debt issuance costs	1,149	1,079	2,276	2,157
Loss on sale and write down of property and equipment	—	1,639	—	9,428
Deferred taxes	27,924	1,140	34,168	8,909
Share in net (income) loss of equity investees	(1,266)	(5,491)	(1,948)	(7,863)
Changes in operating assets and liabilities:
Accounts receivable	(55,833)	(40,327)	2,598	33,548
Contract assets	(10,458)	(8,054)	(17,659)	(13,400)
Prepaid expenses and other current assets	1,111	2,800	(501)	12,532
Income taxes and deferred charges and credits	(7,944)	4,763	(891)	17,324
Accounts payable and accrued liabilities	29,744	10,253	(33,235)	(29,748)
Deferred revenue	(2,924)	(11,748)	(64,093)	(69,151)
Other assets	(3,327)	2,475	2,357	4,919
Operating lease assets and liabilities, net	(2,169)	—	(2,105)	—
Net cash provided by operating activities	207,238	189,103	344,685	360,504
Cash flows from investing activities:
Additions of property and equipment	(19,598)	(8,969)	(38,212)	(33,464)
Purchase of Carbonite, Inc., net of cash and restricted cash acquired	(1,216,639)	—	(1,216,639)	—
Purchase of Dynamic Solutions Group Inc.	(4,149)	—	(4,149)	—
Purchase of Liaison Technologies, Inc.	—	(311,285)	—	(311,285)
Purchase of Guidance Software, Inc., net of cash acquired	—	—	—	(2,279)
Other investing activities	(3,505)	(5,369)	(5,541)	(6,373)
Net cash used in investing activities	(1,243,891)	(325,623)	(1,264,541)	(353,401)
Cash flows from financing activities:
Proceeds from long-term debt and Revolver	750,000	—	750,000	—
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	12,000	6,159	23,117	24,286
Repayment of long-term debt and revolver	(2,500)	(2,500)	(5,000)	(5,000)
Debt issuance costs	(979)	—	(979)	(322)
Purchase of Treasury Stock	—	(12,815)	(12,424)	(24,534)
Purchase of non-controlling interest	—	—	—	(583)
Payments of dividends to shareholders	(47,092)	(40,700)	(94,098)	(81,166)
Net cash provided by (used in) financing activities	711,429	(49,856)	660,616	(87,319)
Foreign exchange gain (loss) on cash held in foreign currencies	3,640	(6,329)	(4,071)	(5,901)
Increase (decrease) in cash, cash equivalents and restricted cash during the period	(321,584)	(192,705)	(263,311)	(86,117)
Cash, cash equivalents and restricted cash at beginning of the period	1,001,816	790,579	943,543	683,991
Cash, cash equivalents and restricted cash at end of the period	$680,232	$597,874	$680,232	$597,874

Reconciliation of cash, cash equivalents and restricted cash:	December 31, 2019	December 31, 2018
Cash and cash equivalents	675,403	595,069
Restricted cash included in Other assets	4,829	2,805
Total Cash, cash equivalents and restricted cash	$680,232	$597,874

Notes

(1)	All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.

(2)
Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its consolidated financial statements, all of which should be considered when evaluating the Company's results.

The Company uses these Non-GAAP financial measures to supplement the information provided in its consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures are not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are consistently calculated as GAAP-based net income or earnings per share, attributable to OpenText, on a diluted basis, excluding the effects of the amortization of acquired intangible assets, other income (expense), share-based compensation, and Special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as income from operations, excluding the amortization of acquired intangible assets, Special charges (recoveries), and share-based compensation expense.
Adjusted earnings (loss) before interest, taxes, depreciation and amortization (Adjusted EBITDA) is consistently calculated as GAAP-based net income, attributable to OpenText, excluding interest income (expense), provision for income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and Special charges (recoveries).
The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management. These items are excluded based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports and are not excluded in the sense that they may be used under U.S. GAAP.
The Company does not acquire businesses on a predictable cycle, and therefore believes that the presentation of non-GAAP measures, which in certain cases adjust for the impact of amortization of intangible assets and the related tax effects that are primarily related to acquisitions, will provide readers of financial statements with a more consistent basis for comparison across accounting periods and be more useful in helping readers understand the Company’s operating results and underlying operational trends. Additionally, the Company has engaged in various restructuring activities over the past several years, primarily due to acquisitions, that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs, all which are recorded under the Company’s “Special Charges (recoveries)” caption on the Consolidated Statements of Income. Each restructuring activity is a discrete event based on a unique set of business objectives or circumstances, and each differs in terms of its operational implementation, business impact and scope, and the size of each restructuring plan can vary significantly from period to period. Therefore, the Company believes that the exclusion of these special charges (recoveries) will also better aid readers of financial statements in the understanding and comparability of the Company's operating results and underlying operational trends.
In summary the Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results.
The following charts provide (unaudited) reconciliations of U.S. GAAP-based financial measures to Non-U.S. GAAP-based financial measures for the following periods presented.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended December 31, 2019. (In thousands except for per share amounts)
	Three Months Ended December 31, 2019
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$103,644		$(371)	(1)	$103,273
Customer support	29,788		(297)	(1)	29,491
Professional service and other	53,604		(346)	(1)	53,258
Amortization of acquired technology-based intangible assets	42,299		(42,299)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	539,172	69.9%	43,313	(3)	582,485	75.5%
Operating expenses
Research and development	80,283		(1,255)	(1)	79,028
Sales and marketing	137,310		(2,383)	(1)	134,927
General and administrative	54,595		(3,131)	(1)	51,464
Amortization of acquired customer-based intangible assets	51,460		(51,460)	(2)	—
Special charges (recoveries)	10,072		(10,072)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	184,740		111,614	(5)	296,354
Other income (expense), net	1,972		(1,972)	(6)	—
Provision for (recovery of) income taxes	46,818		(9,861)	(7)	36,957
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	107,467		119,503	(8)	226,970
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.40		$0.44	(8)	$0.84

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 30% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended December 31, 2019
		Per share diluted
GAAP-based net income, attributable to OpenText	$107,467	$0.40
Add:
Amortization	93,759	0.35
Share-based compensation	7,783	0.03
Special charges (recoveries)	10,072	0.04
Other (income) expense, net	(1,972)	(0.01)
GAAP-based provision for (recovery of) income taxes	46,818	0.17
Non-GAAP-based provision for income taxes	(36,957)	(0.14)
Non-GAAP-based net income, attributable to OpenText	$226,970	$0.84

Reconciliation of Adjusted EBITDA

Three Months Ended December 31, 2019
GAAP-based net income, attributable to OpenText	$107,467
Add:
Provision for (recovery of) income taxes	46,818
Interest and other related expense, net	32,376
Amortization of acquired technology-based intangible assets	42,299
Amortization of acquired customer-based intangible assets	51,460
Depreciation	20,712
Share-based compensation	7,783
Special charges (recoveries)	10,072
Other (income) expense, net	(1,972)
Adjusted EBITDA	$317,015

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the six months ended December 31, 2019. (In thousands except for per share amounts)
	Six Months Ended December 31, 2019
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$205,806		$(754)	(1)	$205,052
Customer support	59,175		(613)	(1)	58,562
Professional service and other	107,942		(589)	(1)	107,353
Amortization of acquired technology-based intangible assets	82,597		(82,597)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,007,552	68.6%	84,553	(3)	1,092,105	74.4%
Operating expenses
Research and development	161,461		(2,476)	(1)	158,985
Sales and marketing	265,928		(4,499)	(1)	261,429
General and administrative	106,130		(5,743)	(1)	100,387
Amortization of acquired customer-based intangible assets	100,618		(100,618)	(2)	—
Special charges (recoveries)	15,173		(15,173)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	317,253		213,062	(5)	530,315
Other income (expense), net	(813)		813	(6)	—
Provision for (recovery of) income taxes	69,909		(4,707)	(7)	65,202
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	181,868		218,582	(8)	400,450
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.67		$0.81	(8)	$1.48

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 28% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Six Months Ended December 31, 2019
		Per share diluted
GAAP-based net income, attributable to OpenText	$181,868	$0.67
Add:
Amortization	183,215	0.68
Share-based compensation	14,674	0.05
Special charges (recoveries)	15,173	0.06
Other (income) expense, net	813	—
GAAP-based provision for (recovery of) income taxes	69,909	0.26
Non-GAAP-based provision for income taxes	(65,202)	(0.24)
Non-GAAP-based net income, attributable to OpenText	$400,450	$1.48
Reconciliation of Adjusted EBITDA

Six Months Ended December 31, 2019
GAAP-based net income, attributable to OpenText	$181,868
Add:
Provision for (recovery of) income taxes	69,909
Interest and other related expense, net	64,586
Amortization of acquired technology-based intangible assets	82,597
Amortization of acquired customer-based intangible assets	100,618
Depreciation	40,989
Share-based compensation	14,674
Special charges (recoveries)	15,173
Other (income) expense, net	813
Adjusted EBITDA	$571,227

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended September 30, 2019. (In thousands except for per share amounts)
	Three Months Ended September 30, 2019
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$102,162		$(383)	(1)	$101,779
Customer support	29,387		(316)	(1)	29,071
Professional service and other	54,338		(243)	(1)	54,095
Amortization of acquired technology-based intangible assets	40,298		(40,298)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	468,380	67.2%	41,240	(3)	509,620	73.1%
Operating expenses
Research and development	81,178		(1,221)	(1)	79,957
Sales and marketing	128,618		(2,116)	(1)	126,502
General and administrative	51,535		(2,612)	(1)	48,923
Amortization of acquired customer-based intangible assets	49,158		(49,158)	(2)	—
Special charges (recoveries)	5,101		(5,101)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	132,513		101,448	(5)	233,961
Other income (expense), net	(2,785)		2,785	(6)	—
Provision for (recovery of) income taxes	23,091		5,154	(7)	28,245
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	74,401		99,079	(8)	173,480
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.27		$0.37	(8)	$0.64

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 24% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended September 30, 2019
		Per share diluted
GAAP-based net income, attributable to OpenText	$74,401	$0.27
Add:
Amortization	89,456	0.33
Share-based compensation	6,891	0.03
Special charges (recoveries)	5,101	0.02
Other (income) expense, net	2,785	0.01
GAAP-based provision for (recovery of) income taxes	23,091	0.09
Non-GAAP-based provision for income taxes	(28,245)	(0.11)
Non-GAAP-based net income, attributable to OpenText	$173,480	$0.64

Reconciliation of Adjusted EBITDA

Three Months Ended September 30, 2019
GAAP-based net income, attributable to OpenText	$74,401
Add:
Provision for (recovery of) income taxes	23,091
Interest and other related expense, net	32,210
Amortization of acquired technology-based intangible assets	40,298
Amortization of acquired customer-based intangible assets	49,158
Depreciation	20,277
Share-based compensation	6,891
Special charges (recoveries)	5,101
Other (income) expense, net	2,785
Adjusted EBITDA	$254,212

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended December 31, 2018. (In thousands except for per share amounts)
	Three Months Ended December 31, 2018
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$88,698		$(265)	(1)	$88,433
Customer support	31,273		(271)	(1)	31,002
Professional service and other	56,030		(358)	(1)	55,672
Amortization of acquired technology-based intangible assets	48,366		(48,366)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	507,209	69.0%	49,260	(3)	556,469	75.7%
Operating expenses
Research and development	75,753		(994)	(1)	74,759
Sales and marketing	126,193		(1,615)	(1)	124,578
General and administrative	52,198		(3,382)	(1)	48,816
Amortization of acquired customer-based intangible assets	45,919		(45,919)	(2)	—
Special charges (recoveries)	9,380		(9,380)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	173,932		110,550	(5)	284,482
Other income (expense), net	378		(378)	(6)	—
Provision for (recovery of) income taxes	36,236		(1,114)	(7)	35,122
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	104,432		111,286	(8)	215,718
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.39		$0.41	(8)	$0.80

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 26% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended December 31, 2018
		Per share diluted
GAAP-based net income, attributable to OpenText	$104,432	$0.39
Add:
Amortization	94,285	0.35
Share-based compensation	6,885	0.03
Special charges (recoveries)	9,380	0.03
Other (income) expense, net	(378)	—
GAAP-based provision for (recovery of) income taxes	36,236	0.13
Non-GAAP-based provision for income taxes	(35,122)	(0.13)
Non-GAAP-based net income, attributable to OpenText	$215,718	$0.80

Reconciliation of Adjusted EBITDA

Three Months Ended December 31, 2018
GAAP-based net income, attributable to OpenText	$104,432
Add:
Provision for (recovery of) income taxes	36,236
Interest and other related expense, net	33,613
Amortization of acquired technology-based intangible assets	48,366
Amortization of acquired customer-based intangible assets	45,919
Depreciation	23,834
Share-based compensation	6,885
Special charges (recoveries)	9,380
Other (income) expense, net	(378)
Adjusted EBITDA	$308,287

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the six months ended December 31, 2018. (In thousands except for per share amounts)
	Six Months Ended December 31, 2018
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$176,401		$(582)	(1)	$175,819
Customer support	61,738		(571)	(1)	61,167
Professional service and other	112,826		(882)	(1)	111,944
Amortization of acquired technology-based intangible assets	95,843		(95,843)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	948,053	67.6%	97,878	(3)	1,045,931	74.6%
Operating expenses
Research and development	153,223		(2,353)	(1)	150,870
Sales and marketing	246,375		(3,416)	(1)	242,959
General and administrative	103,122		(5,636)	(1)	97,486
Amortization of acquired customer-based intangible assets	91,795		(91,795)	(2)	—
Special charges (recoveries)	32,691		(32,691)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	273,159		233,769	(5)	506,928
Other income (expense), net	1,900		(1,900)	(6)	—
Provision for (recovery of) income taxes	66,086		(4,656)	(7)	61,430
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	140,756		236,525	(8)	377,281
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.52		$0.88	(8)	$1.40

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 32% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Six Months Ended December 31, 2018
		Per share diluted
GAAP-based net income, attributable to OpenText	$140,756	$0.52
Add:
Amortization	187,638	0.70
Share-based compensation	13,440	0.05
Special charges (recoveries)	32,691	0.12
Other (income) expense, net	(1,900)	(0.01)
GAAP-based provision for (recovery of) income taxes	66,086	0.25
Non-GAAP-based provision for income taxes	(61,430)	(0.23)
Non-GAAP-based net income, attributable to OpenText	$377,281	$1.40
Reconciliation of Adjusted EBITDA

Six Months Ended December 31, 2018
GAAP-based net income, attributable to OpenText	$140,756
Add:
Provision for (recovery of) income taxes	66,086
Interest and other related expense, net	68,144
Amortization of acquired technology-based intangible assets	95,843
Amortization of acquired customer-based intangible assets	91,795
Depreciation	47,688
Share-based compensation	13,440
Special charges (recoveries)	32,691
Other (income) expense, net	(1,900)
Adjusted EBITDA	$554,543

(3)    The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three and six months ended December 31, 2019 and 2018:

	Three Months Ended December 31, 2019		Three Months Ended December 31, 2018
Currencies	% of Revenue	% of Expenses*	% of Revenue	% of Expenses*
EURO	25%	15%	25%	15%
GBP	5%	6%	6%	6%
CAD	3%	10%	4%	10%
USD	58%	51%	57%	51%
Other	9%	18%	8%	18%
Total	100%	100%	100%	100%

	Six Months Ended December 31, 2019		Six Months Ended December 31, 2018
Currencies	% of Revenue	% of Expenses*	% of Revenue	% of Expenses*
EURO	23%	14%	24%	15%
GBP	5%	6%	6%	6%
CAD	3%	10%	4%	11%
USD	59%	52%	57%	51%
Other	10%	18%	9%	17%
Total	100%	100%	100%	100%
*Expenses include all cost of revenues and operating expenses included within the Condensed Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and Special charges (recoveries).